SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2004

TRIO-TECH INTERNATIONAL

(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

1-14523	95-2086631
(Commission File Number)	(IRS Employer Identification No.)

14731 Califa Street
Van Nuys, California	91411
(Address of Principal Executive Offices)	(Zip Code)

(818) 787-7000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Item 5. Other Events

Pursuant to an Agreement dated March 29, 2004 between TS Matrix BHD, a Malaysian company (“Seller”), and Trio Tech (Malaysia) SDN. BHD., a Malaysian company of which the registrant owns 55% of the outstanding equity interests (“Buyer”), Buyer has agreed to acquire certain assets of Seller utilized by the burn-in testing division of Seller for an aggregate cash purchase price of 3,500,000 Ringgit Malaysia (or approximately $921,052 (US)). Buyer will also acquire additional assets currently under lease by Seller for a purchase price equal to the redemption value of those assets, which purchase price will be not less than 700,000 Ringgit Malaysia (or approximately $184,211 (US)). The foregoing United States Dollar amounts were calculated based on the spot exchange rate published in Federal Reserve as of March 29, 2004. The completion of the Agreement and thus Buyer’s obligation to purchase such assets is subject to various conditions precedent including Buyer’s satisfactory due diligence examination and Buyer entering into a new business contract with the existing customer of the Seller. The conditions precedent must be satisfied within three calendar months from the date of the Agreement. The purchase price will be paid as follows: 10% upon execution of the Agreement as a deposit towards the aggregate purchase price (which deposit is refundable upon termination of the Agreement without completion), 1,650,000 Ringgit Malaysia (or approximately $434,211 (US) based on the spot exchange rate published in Federal Reserve as of March 29, 2004) within the seven day period (the “Completion Period”) following satisfaction of the conditions precedent (the “Completion Date), and the balance of the aggregate purchase price (the “Balance Sum”) no later than seven days from the Expiry Date (i.e., 6 calendar months following the Completion Date). The Balance Sum will be secured by a bankers’ guarantee delivered by Buyer to Seller within the Completion Period and Seller can call upon it if Buyer does not pay the Balance Sum within the time frames provided under the Agreement. The source of the funds for this acquisition will be the general working capital of Buyer.

Forward Looking Statements. The statements in this Current Report on Form 8-K concerning current management’s expectations are “forward looking statements” within the meaning of Section 27A of the Securities and Exchange Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that involve risks and uncertainties. Any statements contained herein (including, without limitation, statements to the effect that the Company or management “estimates,” “expects,” “intends,” “continues,” “may,” or “will” or statements concerning “potential” or variations thereof or comparable terminology or the negative thereof), that are not statements of historical fact should be construed as forward looking statements. There is no assurance that the transactions contemplated by the Agreement will be consummated. These forward-looking statements are based on our management’s current views and assumptions. The Company assumes no obligation to update the information herein or on the Company’s or its subsidiaries’ websites.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIO-TECH INTERNATIONAL (Registrant)

	By:	/s/ DALE C. CHEESMAN

Dale C. Cheesman, Corporate Secretary

Date April 07, 2004